UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2011

Capella Education Company

(Exact name of Registrant as specified in its charter)

Minnesota	001-33140	41-1717955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Capella Tower 225 South 6th Street, 9th Floor Minneapolis, Minnesota		55402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 227-3552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 15, 2011, we and John Holden and Others (together, the “Sellers”) entered into an Agreement for the sale and purchase of the entire issued share capital of Resource Development International Limited (“RDI”) (the “Agreement”). Under the terms of the Agreement, we acquired all of the outstanding capital stock of RDI in a £9.3 million ($14.9 million) cash transaction. The transaction closed on July 15, 2011. If RDI is awarded Taught Degree Awarding Powers (TDAP) by the British Government (Privy Council) prior to July 15, 2016, then we will pay the Sellers additional cash consideration of £4.0 million (approximately $6.4 million).

The above description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference in this Current Report on Form 8-K. We issued a press release on July 15, 2011 announcing the acquisition, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement, dated July 15, 2011, by and among John Holden and Others and Capella Education Company for the sale and purchase of the entire issued share capital of Resource Development International Limited (excluding schedules and exhibits, which we agree to furnish supplementally to the Securities and Exchange Commission upon request).

99.1	Press Release dated July 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY

Date: July 15, 2011	By	/s/ Gregory W. Thom
Gregory W. Thom
Vice President and General Counsel